As filed with the Securities and Exchange Commission on December 4, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

AVENUE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-4113275 (I.R.S. Employer Identification No.)

1111 Kane Concourse, Suite 301

Bay Harbor Islands, Florida 33154

(781) 652-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alexandra MacLean, M.D.
Chief Executive Officer

1111 Kane Concourse, Suite 301

Bay Harbor Islands, Florida 33154

(781) 652-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Rakesh Gopalan

David S. Wolpa

Troutman Pepper Hamilton Sanders LLP
301 S. College Street, 34th Floor

Charlotte, NC 28202
(704) 998-4050

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement is a replacement registration statement being filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to securities that remain unsold under the Registration Statement on Form S-3 (File No. 333-261520), originally filed on December 7, 2021, and declared effective on December 10, 2021 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this registration statement on Form S-3 (the “Registration Statement”), the Company may issue and sell securities covered by the Prior Registration Statement until the earlier of (i) the effective date of this Registration Statement and (ii) June 8, 2025, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 4, 2024

PRELIMINARY PROSPECTUS

$35,000,000

Common Stock
Preferred Stock
Warrants

Debt Securities

Units

The following are types of securities that we may offer, issue and sell from time to time, together or separately:

•	shares of our common stock;
•	shares of our preferred stock;
•	warrants;
•	debt securities; and
•	units consisting of any combination of our common stock, preferred stock, warrants or debt securities.

We may offer these securities in amounts, at prices, and on terms determined at the time of offering, up to an aggregate amount of $35,000,000. We may sell these securities directly to you through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in a prospectus supplement. See “Plan of Distribution.” You should read this prospectus and any prospectus supplement carefully before you invest.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully, together with additional information described under the heading “Where You Can Find More Information,” before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “ATXI.” On December 2, 2024, the per share closing price of our common stock as reported on the Nasdaq Capital Market was $1.94 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $4,707,680, which was calculated in accordance with General Instruction I.B.6 of Form S-3, based on 2,053,923 shares of common stock outstanding as of December 3, 2024, of which 185,796 are held by non-affiliates, at the closing share price of $2.52 on October 28, 2024, which was the highest closing price of our common stock reported on the Nasdaq Capital Market within the last 60 days prior to the date of this filing.

In this prospectus we are offering up to $35,000,000 of securities; however, pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in the twelve month period prior to the date of the sale of any such securities, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2024.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context suggests otherwise, references to “Avenue Therapeutics,” “Avenue,” the “Company,” “we,” “us” and “our” refer to Avenue Therapeutics, Inc. and its consolidated subsidiary.

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission. By using a shelf registration statement, we may sell our securities, as described in this prospectus, from time to time in one or more offerings. This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the terms of such offering. The prospectus or prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus and/or incorporated by reference herein. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus and any prospectus supplement that we have authorized for use in connection with this offering, including the information in our filings with the Securities and Exchange Commission (“SEC”) incorporated by reference into this prospectus.

Our Business

Overview and Product Candidate Development

We are a specialty pharmaceutical company focused on the development and commercialization of therapies for the treatment of neurologic diseases. Our product candidates include AJ201 for the treatment of spinal and bulbar muscular atrophy (“SBMA”, also known as Kennedy’s Disease), intravenous tramadol (“IV tramadol”) for the treatment of post-operative acute pain, and BAER-101 for the treatment of epilepsy and panic disorders.

AJ201

In February 2023, we announced that we entered into a license agreement (the “AnnJi License Agreement”) with AnnJi Pharmaceutical Co., Ltd. (“AnnJi”) whereby the Company obtained an exclusive license from AnnJi to intellectual property rights pertaining to the molecule known as JM17, which activates Nrf1 and Nrf2, enhances androgen receptor degradation and underlies AJ201, a clinical product candidate currently in a Phase 1b/2a clinical trial in the United States (“U.S.”) for the treatment of SBMA.

Under the AnnJi License Agreement, in exchange for exclusive rights to the intellectual property underlying the AJ201 product candidate, the Company paid an initial cash license fee of $3.0 million. The Company issued shares of its common stock and is obligated to make additional payments over the course of the AnnJi License Agreement including reimbursement payments of up to $10.8 million in connection with the product’s Phase 1b/2a clinical trial.

The license provided under the AnnJi License Agreement is exclusive as to all oral forms of AJ201 for use in all indications (other than androgenetic alopecia and Alzheimer’s disease) in the United States, Canada, the European Union, the United Kingdom and Israel. The AnnJi License Agreement also contains customary representations and warranties and provisions related to confidentiality, diligence, indemnification and intellectual property protection. The Company is initially obligated to obtain both clinical and commercial supply of AJ201 exclusively through AnnJi.

The 12-week, multicenter, randomized, double-blind trial enrolled 25 patients, randomly assigned to AJ201 (600mg/day) or placebo. The primary endpoint of the study is to assess safety and tolerability of AJ201 in subjects with clinically and genetically defined SBMA. Secondary endpoints include pharmacodynamic data measuring change from baseline in mutant androgen receptor protein levels in skeletal muscle and changes in the fat and muscle composition as seen on MRI scans. Further details on the study can be found using the ClinicalTrials.gov identifier NCT05517603. Information on clinicaltrials.gov does not constitute part of this prospectus.

In May 2024, we announced last patient last visit in the Phase 1b/2a trial and anticipate top-line data readout around year-end 2024.

IV Tramadol

We participated in a Type C meeting with the U.S. Food and Drug Administration (the “FDA”) in March 2023 to discuss a proposed study protocol to assess the risk of respiratory depression related to opioid stacking on IV tramadol relative to an approved opioid analgesic. We announced in April 2023 that we received official meeting minutes from the Type C meeting with the FDA. The Type C meeting minutes indicate that we are in agreement with the FDA on a majority of the proposed protocol items and are in active discussion about remaining open items. The minutes indicate that the FDA also agrees that a successful study will support the submission of a complete response to the second Complete Response Letter for IV tramadol pending final agreement on a statistical analysis plan and a full review of the submitted data in the complete response as well as concurrence from the Division of Anesthesia, Analgesia, and Addiction Products.

In January 2024, we announced that we reached final agreement with the FDA on the Phase 3 safety study protocol and statistical analysis approach, including the primary endpoint. The final non-inferiority study is designed to assess the risk of opioid-induced respiratory depression related to opioid stacking on IV tramadol compared to IV morphine. The study will randomize approximately 300 post bunionectomy patients to IV tramadol or IV morphine for pain relief administered during a 48-hour post-operative period. Of note, this study design was used in the first of two Phase 3 trials. In a Phase 3 safety study to be conducted, patients will have access to IV hydromorphone, a Schedule II opioid, for rescue of breakthrough pain. The primary endpoint is a composite of elements indicative of respiratory depression.

We plan to initiate the study as soon as possible, subject to having the necessary financing.

BAER-101 (novel α2/3–subtype-selective GABA A PAM)

Baergic is a clinical-stage pharmaceutical company founded in December 2019 that focuses on the development of pharmaceutical products for the treatment of neurologic disorders. Baergic was acquired by the Company pursuant to a stock contribution agreement (the “Contribution Agreement”) with Fortress, in order to strategically align with Avenue’s goals of building a rare and neurologic pipeline. Baergic’s pipeline currently consists of a single compound, BAER-101, a novel α2/3–subtype-selective GABA A positive allosteric modulator. BAER-101 (formerly known as AZD7325) was originally developed by AstraZeneca and has an established safety profile in early clinical trials including over 700 patients.

In August 2023, we reported preclinical data for BAER-101 from an in vivo evaluation in SynapCell’s Genetic Absence Epilepsy Rate from the Strasbourg (“GAERS”) model of absence epilepsy. The GAERS model mimics behavioral, electrophysiological and pharmacological features of human absence seizures and has shown to be an early informative indicator of efficacy in anti-seizure drug development. In the model, BAER-101 demonstrated full suppression of seizure activity with a minimal effective dose of 0.3 mg/kg administered orally. The data were subsequently presented at the American Epilepsy Society (“AES”) 2023 Annual Meeting in December 2023 and at the American Society for Experimental Neurotherapeutics (“ASENT”) 2024 Annual Meeting in March 2024. The data were also published in Drug Development Research in February 2024.

Under the Contribution Agreement, Fortress also agreed to assign to us certain intercompany agreements existing between Fortress and Baergic, including a Founders Agreement and Management Services Agreement.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we chose to present only the two most recent fiscal years of audited financial statements in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 18, 2024, have reduced disclosure obligations regarding executive compensation and certain other matters, and smaller reporting companies are permitted to delay adoption of certain recent accounting.

Corporate Information

We are a majority-controlled subsidiary of Fortress. Baergic is our sole subsidiary.

Avenue Therapeutics, Inc. was incorporated in Delaware on February 9, 2015. Our executive offices are located at 1111 Kane Concourse, Suite 301, Bay Harbor Islands Florida, 33154. Our telephone number is (781) 652-4500, and our email address is info@avenuetx.com. Information on our website, or any other website, is not incorporated by reference in this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

FORWARD-LOOKING STATEMENTS

This prospectus contains predictive or “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of current or historical fact contained in this prospectus, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements.

These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from:

•	the fact that we currently have no drug products for sale and that our success is dependent on our product candidates receiving regulatory approval and being successfully commercialized;

•	the possibility that serious adverse or unacceptable side effects are identified during the development of our current or future product candidates, such that we would need to abandon or limit development of some of our product candidates;

•	our ability to successfully develop, partner, or commercialize any of our current or future product candidates including AJ201, IV tramadol, and BAER-101;

•	the substantial doubt raised about our ability to continue as a going concern, which may hinder our ability to obtain future financing;

•	the significant losses we have incurred since inception and our expectation that we will continue to incur losses for the foreseeable future;

•	our need for substantial additional funding, which may not be available to us on acceptable terms, or at all, which unavailability could force us to delay, reduce or eliminate our product development programs or commercialization efforts;

•	our reliance on third parties for several aspects of our operations;

•	our reliance on clinical data and results obtained by third parties that could ultimately prove to be inaccurate, unreliable, or unacceptable to regulatory authorities;

•	the possibility that we may not receive regulatory approval for any or all of our product candidates, or that such approval may be significantly delayed due to scientific or regulatory reasons;

•	the fact that even if one or more of our product candidates receives regulatory approval, they will remain subject to substantial regulatory scrutiny;

•	the effects of current and future laws and regulations relating to fraud and abuse, false claims, transparency, health information privacy and security, and other healthcare laws and regulations;

•	the effects of competition for our product candidates and the potential for new products to emerge that provide different or better therapeutic alternatives for our targeted indications;

•	the possibility that the government or third-party payors fail to provide adequate coverage and payment rates for our product candidates or any future products;

•	our ability to establish sales and marketing capabilities or to enter into agreements with third parties to market and sell our product candidates;

•	our exposure to potential product liability claims;

•	related to the protection of our intellectual property and our potential inability to maintain sufficient patent protection for our technology and products;

•	our ability to maintain compliance with the obligations under our intellectual property licenses and funding arrangements with third parties, without which licenses and arrangements we could lose rights that are important to our business;

•	the fact that Fortress Biotech, Inc. ("Fortress") controls a majority of the voting power of our outstanding capital stock and has rights to receive significant share grants annually;

•	our failure to satisfy applicable listing standards of the Nasdaq Capital Market resulting in a potential delisting of our common stock; and

•	and the risks described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023.

Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors. We qualify all of our forward-looking statements by these cautionary statements. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital requirements, which may include, among other things, the advancement of our product candidates to obtain regulatory approval from the FDA, and in the event of FDA approval of our product candidates, towards the milestone payments due to our licensor and supplier upon FDA approval of our product candidates. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures, and we have no current plans with respect to acquisitions as of the date of this prospectus. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.  This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of our capital stock as of the date of this prospectus. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our Third Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), and our Second Amended and Restated Bylaws (“Bylaws”), and to the applicable provisions of Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”) and 2,000,000 shares of preferred stock (the “Preferred Stock”) of which 250,000 have been designated as Class A Preferred Stock and the remainder of which are undesignated Preferred Stock. On February 20, 2024, the Certificate of Incorporation was amended to increase the number of shares of Common Stock authorized thereunder from 75,000,000 to 200,000,000, and on April 26, 2024, we effected a 75-for-1 reverse split of our Common Stock.

Common Stock

Voting Rights

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. However, the holders of our outstanding Class A Preferred Stock, which is held exclusively by Fortress as of the date of this prospectus, are entitled to cast, for each share of Class A Preferred Stock, the number of votes that is equal to one and one-tenth (1.1) times a fraction, the numerator of which is the sum of (A) the aggregate number of shares of outstanding Common Stock and (B) the whole shares of Common Stock into which the shares of outstanding the Class A Preferred Stock are convertible and the denominator of which is the aggregate number of shares of outstanding Class A Preferred Stock. Thus, Fortress, so long as it holds all shares of our Class A Preferred Stock, will at all times have voting control of us. Further, for a period of ten (10) years from the date of the first issuance of shares of Class A Preferred Stock, the holders of record of the shares of Class A Preferred Stock (or other capital stock or securities issued upon conversion of or in exchange for the Class A Preferred Stock), exclusively and as a separate class, are entitled to appoint or elect the majority of our directors, however, the Company and Fortress have historically elected to waive application of this provision of the Certificate of Incorporation, and instead the holders of the Common Stock have voted together with the holders of the Class A Preferred Stock for all directors at our annual meetings of stockholders, with the holders of the Class A Preferred Stock utilizing the super voting rights described above.

Liquidation and Other Rights

In the event of our liquidation or dissolution, the holders of Common Stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Listing

Our Common Stock is traded on the Nasdaq Capital Market under the symbol "ATXI." The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

Dividends

Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Pursuant to the certificate of designation relating to the Class A Preferred Stock, we are prohibited from paying dividends on our Common Stock until all dividends required to be paid to the holders of our Class A Preferred Stock have been paid or declared and set apart for payment.

Anti-Takeover Effects of Various Provisions of Delaware Law and Avenue Therapeutics’ Certificate of Incorporation and Bylaws

Provisions of the General Corporation Law of the State of Delaware (“DGCL”) and our Certificate of Incorporation and Bylaws could make it more difficult to acquire Avenue Therapeutics by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, including those summarized below, may encourage certain types of coercive takeover practices and takeover bids.

Delaware Anti-Takeover Statute.  In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. However, our Certificate of Incorporation provides that we are not subject to the anti-takeover provisions of Section 203 of the DGCL.

Removal. Subject to the rights of any holders of any outstanding series of our preferred stock, stockholders may remove our directors with or without cause. Removal will require the affirmative vote of holders of a majority of our voting stock.

Size of Board and Vacancies. Our Bylaws provide that the number of directors be fixed exclusively by the board of directors. Any vacancies created on its board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on our board of directors will be appointed until the next annual meeting and until his or her successor has been elected and qualified.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of its board of directors or a committee of our board of directors.

Undesignated Preferred Stock. Our board of directors is authorized to issue up to 2,000,000 shares of preferred stock without additional stockholder approval, which preferred stock could have voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Stock. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without any action by the Company’s stockholders.

Limitation on Liability of Directors and Indemnification of Directors and Officers

Elimination of Liability of Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and our Certificate of Incorporation includes such an exculpation provision. Our Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director will be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. While our Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate this duty. Accordingly, our Certificate of Incorporation has no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. The provisions apply to an officer of Avenue Therapeutics only if he or she is a director of Avenue Therapeutics and is acting in his or her capacity as director, and do not apply to officers of Avenue Therapeutics who are not directors. Additionally, our Certificate of Incorporation provides that, to the fullest extent permitted by law, we renounce any interest or expectancy in a transaction or matter that may be a corporate opportunity for us if it was presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director on our board of directors who is not an employee of the Company or any of its subsidiaries, or (ii) any holder of our Class A Preferred Stock or any affiliate or other related person of any such holder, other than someone who is an employee of the Company or any of its subsidiaries, and no person shall have any duty to present such corporate opportunity to us and will not be liable to us for pursuing or acquiring such opportunity, or referring such opportunity to a third party.

Indemnification of Directors, Officers and Employees. Our Bylaws require us to indemnify any person who was or is a party or is threatened to be made a party to, or was otherwise involved in, a legal proceeding by reason of the fact that he or she is or was a director, officer or employee of Avenue Therapeutics or, while a director, officer or employee of Avenue Therapeutics, is or was serving at our request in a fiduciary capacity with another enterprise (including any corporation, partnership, limited liability company, joint venture, trust, association or other unincorporated organization or other entity and any employee benefit plan, to the fullest extent authorized by the DGCL, as it exists or may be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, U.S. Employee Retirement Income Security Act of 1974, as amended, excise taxes or penalties and amounts paid in settlement by or on behalf of such person) actually and reasonably incurred in connection with such service. We are authorized under our Bylaws to carry directors’ and officers’ insurance protecting us, any director, officer or employee of ours or, against any expense, liability or loss, whether or not we have the power to indemnify the person under the DGCL. We may, to the extent authorized from time to time, indemnify any of our agents to the fullest extent permitted with respect to directors, officers and employees in our Bylaws.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. By its terms, the indemnification provided for in our Bylaws is not exclusive of any other rights that the indemnified party may be or become entitled to under any law, agreement, vote of stockholders or directors, provisions of our Certificate of Incorporation or Bylaws or otherwise. Any amendment, alteration or repeal of our Bylaws’ indemnification provisions is, by the terms of our Bylaws, prospective only and will not adversely affect the rights of any indemnity in effect at the time of any act or omission occurring prior to such amendment, alteration or repeal.

DESCRIPTION OF PREFERRED STOCK

Class A Preferred Stock

The Class A Preferred Stock is identical to our Common Stock other than as to voting rights, the election of directors for a definite period, conversion rights and the PIK Dividend right (as described below). On any matter presented to our stockholders for their action or consideration at any meeting of our stockholders (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Class A Preferred Stock will be entitled to cast for each share of Class A Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter, the number of votes that is equal to one and one-tenth (1.1) times a fraction, the numerator of which is the sum of (A) the shares of outstanding Common Stock and (B) the whole shares of Common Stock in to which the shares of outstanding Class A Preferred Stock are convertible and the denominator of which is the number of shares of outstanding Class A Preferred Stock. Thus, the Class A Preferred Stock will at all times constitute a voting majority.

For a period of ten years from the date of the first issuance of shares of Class A Preferred Stock (the “Class A Director Period”), the holders of record of the shares of Class A Preferred Stock (or other capital stock or securities issued upon conversion of or in exchange for the Class A Preferred Stock), exclusively and as a separate class, shall be entitled to appoint or elect the majority of our directors. Thus, the Class A Preferred Stock will be entitled to elect the majority of the board of directors during the Class A Director Period. However, the Company and Fortress have historically elected to waive application of this provision of the Certificate of Incorporation, and instead the holders of the Common Stock have voted together with the holders of the Class A Preferred Stock for all directors at our annual meetings of stockholders, with the holders of the Class A Preferred Stock utilizing the super voting rights described above.

The holders of the outstanding shares of Class A Preferred Stock are entitled to receive on January 1 of each year, (each, a “PIK Dividend Payment Date”), after the original issuance date of the Class A Preferred Stock until the date all outstanding Class A Preferred Stock is converted into Common Stock or redeemed (and the purchase price is paid in full), pro rata per share dividends paid in additional fully paid and nonassessable shares of Common Stock (such dividend, the “PIK Dividends”), such that the aggregate number of shares of Common Stock issued pursuant to such PIK Dividend is equal to 2.5% of our fully-diluted outstanding capitalization on the date that is one business day prior to any PIK Dividend Payment Date. In the event the Class A Preferred Stock converts into Common Stock, the holders will be entitled to receive all PIK Dividends accrued through the date of such conversion.

Each share of Class A Preferred Stock is convertible, at the option of the holder, into one fully paid and nonassessable share of Common Stock subject to certain adjustments.

Undesignated Preferred Stock

The undesignated preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to determine or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences and other designations, powers, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and to fix the number of shares of any series of preferred stock (but not below the number of shares of any such series then outstanding).

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our Common Stock and/or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement. As of December 2, 2024, there were 1,476,200 shares of Common Stock that may be issued upon exercise of outstanding warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the designation, number and terms of the shares of Common Stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•	the exercise price of the warrants;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•	any other specific terms of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee. We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Act”) as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Act.

The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

Debt Securities

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

•	title and aggregate principal amount;
•	whether the debt securities will be senior, subordinated or junior subordinated;
•	applicable subordination provisions, if any;
•	provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;
•	percentage or percentages of principal amount at which the debt securities will be issued;
•	maturity date(s);
•	interest rate(s) or the method for determining the interest rate(s);
•	whether interest on the debt securities will be payable in cash or additional debt securities of the same series;
•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
•	whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;
•	redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;
•	authorized denominations;
•	form;
•	amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;
•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;
•	where the debt securities may be presented for registration of transfer, exchange or conversion;
•	the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;
•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;
•	if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;
•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;
•	the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;
•	any covenants applicable to the particular debt securities being issued;
•	any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•	time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;
•	securities exchange(s) on which the debt securities will be listed, if any;
•	whether any underwriter(s) will act as market maker(s) for the debt securities;
•	extent to which a secondary market for the debt securities is expected to develop;
•	provisions relating to defeasance;
•	provisions relating to satisfaction and discharge of the indenture;
•	any restrictions or conditions on the transferability of the debt securities;
•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	any addition or change in the provisions related to compensation and reimbursement of the trustee;
•	provisions, if any, granting special rights to holders upon the occurrence of specified events;
•	whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and
•	any other terms of the debt securities that are not inconsistent with the provisions of the Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue, in one more series, units comprised of shares of our Common Stock and/or preferred stock, warrants to purchase Common Stock and/or preferred stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described herein; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our Common Stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our Common Stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities covered in this prospectus in one or more of the following ways:

•	through underwriters or dealers;
•	in short or long transactions;
•	directly to a limited number of purchasers or to a single purchaser;
•	through agents, including via an at-the-market program; or
•	through a combination of any of these methods of sale.

Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them; and
•	the purchase price of the securities being offered and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of securities. Only underwriters named in the applicable prospectus supplement shall be underwriters of the securities offered thereby.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified applicable date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (“Securities Act”), or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

At-the-Market Offerings

Upon written instruction from us, after entering into a distribution agency agreement with us, a sales agent may use its commercially reasonable efforts to sell on our behalf, as our agent, the shares of Common Stock offered as agreed upon by us and the sales agent. We will designate the maximum amount of shares of Common Stock to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent will use its commercially reasonable efforts to sell, as our sales agent and on our behalf, all of the designated shares of Common Stock. We may instruct the sales agent not to sell shares of Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. We may suspend the offering of shares of Common Stock under any distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of shares of Common Stock under the applicable distribution agency agreement by notifying us of such suspension.

We also may sell shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

It is contemplated that the distribution agreements entered into with sales agents will allow such sales agents to make sales in privately negotiated transactions and/or under any other method permitted by law, including sales deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the Nasdaq Capital Market, the existing trading market for our Common Stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our Common Stock, the amounts underwritten, and the nature of its obligations to take our Common Stock will be described in the applicable prospectus supplement.

LEGAL MATTERS

Troutman Pepper Hamilton Sanders LLP, Charlotte, North Carolina, will pass upon the validity of the securities being offered by this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Avenue Therapeutics, Inc. as of December 31, 2023 and 2022 and for each of the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting. The audit report covering the December 31, 2023 consolidated financial statements contains an explanatory paragraph that states the Company has incurred substantial operating losses since its inception and expects to continue to incur significant operating losses for the foreseeable future that raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and proxy statements with the SEC. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements, which are available free of charge through our website as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Our Internet website address is www.avenuetx.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus and any accompanying prospectus supplement. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and prior to the termination of this offering. Such information will automatically update and supersede the information contained in this prospectus and the documents listed below; provided, however, that we are not, unless specifically indicated, incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K, whether listed below or filed in the future, or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

a)	Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 18, 2024;

b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, filed with the SEC on May 15, 2024, June 30, 2024, filed with the SEC on August 9, 2024, and September 30, 2024, filed with the SEC on November 14, 2024;

c)	Our Current Reports on Form 8-K filed with the SEC on January 8, 2024, January 12, 2024, February 23, 2024, March 8, 2024, March 15, 2024, March 29, 2024, April 26, 2024, May 1, 2024, May 13, 2024, May 23, 2024, June 26, 2024, September 27, 2024 and November 29, 2024; and

d)	The description of our Common Stock contained in Exhibit 4.3 to our Annual Report on Form 10-K filed with the SEC on March 18, 2024, including any amendment or report updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We will furnish without charge to any person (including any beneficial owner) a copy of any or all of the documents incorporated by reference, including exhibits to these documents, upon written or oral request. Direct your request to: Corporate Secretary, Avenue Therapeutics, Inc., 1111 Kane Concourse, Suite 301, Bay Harbor Islands Florida 33154, or (781) 652-4500.

Avenue Therapeutics, Inc.

$35,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

PROSPECTUS

                            , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$1,785.63	(1)
FINRA Fee		*
Printing Expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Trustee fees and expenses		*
Warrant agent fees and expenses		*
Miscellaneous expenses		*
Total	$	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

(1) The $35,000,000 of securities registered pursuant to this registration statement includes $23,336,986.55 of securities (the “Unsold Securities”) registered pursuant to the Registration Statement on Form S-3 (File No. 333-261520), originally filed on December 7, 2021, and declared effective on December 10, 2021. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities.

Item 15. Indemnification of Directors and Officers

Under the DGCL, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director’s duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Company’s Third Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), as amended, eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in the DGCL.

Section 145 of the DGCL grants to corporations the power to indemnify each officer and director against liabilities and expenses incurred by reason of the fact that he or she is or was an officer or director of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company’s Certificate of Incorporation and Second Amended and Restated Bylaws provide for indemnification of each officer and director of the Company to the fullest extent permitted by the DGCL. Section 145 of the DGCL also empowers corporations to purchase and maintain insurance on behalf of any person who is or was an officer or director of the corporation against liability asserted against or incurred by him in any such capacity, whether or not the corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145 of the DGCL.

Item 16. Exhibits and Financial Statement Schedules

Exhibit	Description of Exhibit
1.1*	Form of Underwriting Agreement.

3.1	Third Amended and Restated Certificate of Incorporation of Avenue Therapeutics, Inc., filed as Exhibit 3.1 to Form 8-K filed on June 27, 2017 (File No. 001-38114) and incorporated herein by reference.

3.2	Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of Avenue Therapeutics, Inc., filed as Exhibit 3.1 to Form 10-Q filed on August 14, 2018 (File No. 001-38114) and incorporated herein by reference.

3.3	Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of Avenue Therapeutics, Inc., filed as Exhibit 3.1 to Form 8-K filed on September 22, 2022 (File No. 001-38114) and incorporated herein by reference.

3.4	Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of Avenue Therapeutics, Inc., filed as Exhibit 3.1 to Form 8-K filed on February 3, 2023 (File No. 001-38114) and incorporated herein by reference.

3.5	Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of Avenue Therapeutics, Inc., filed as Exhibit 3.1 to Form 8-K filed on February 23, 2024 (File No. 001-38114) and incorporated herein by reference.

3.6	Second Amended and Restated Bylaws of Avenue Therapeutics, Inc., filed as Exhibit 3.1 to Form 8-K filed on February 10, 2023 (File No. 000-38114) and incorporated herein by reference.

4.1	Specimen certificate evidencing shares of Common Stock, filed as Exhibit 4.1 to Form 10-12G filed on January 12, 2017 (File No. 000-55556) and incorporated herein by reference.

4.2	Form of warrant agreement, filed as Exhibit 4.2 to Form 10-12G filed on January 12, 2017 (File No. 000-55556) and incorporated herein by reference.

4.3	Form of Warrant, filed as Exhibit 4.1 to Form 8-K filed on October 12, 2022 (File No. 001-38114) and incorporated herein by reference.

4.4	Warrant Agent Agreement, dated October 6, 2022, by and between Avenue Therapeutics, Inc. and VStock Transfer, LLC, filed as Exhibit 4.3 to Form 8-K filed on October 12, 2022 (File No. 001-38114) and incorporated herein by reference.

4.5	Form of Series A Warrant (November 2023), filed as Exhibit 4.1 to Form 8-K filed on November 2, 2023 (File No. 001-38114) and incorporated herein by reference.

4.6	Form of Series B Warrant (November 2023), filed as Exhibit 4.2 to Form 8-K filed on November 2, 2023 (File No. 001-38114) and incorporated herein by reference.

4.7	Warrant Agent Agreement, dated October 31, 2023 by and between Avenue Therapeutics, Inc. and VStock Transfer, LLC, filed as Exhibit 4.4 to Form 8-K filed on November 2, 2023 (File No. 001-38114) and incorporated herein by reference.

4.8	Form of New Series A Warrant (January 2024), filed as Exhibit 4.1 to Form 8-K filed on January 8, 2024 (File No. 001-38114) and incorporated herein by reference.

4.9	Form of New Series B Warrant (January 2024), filed as Exhibit 4.2 to Form 8-K filed on January 8, 2024 (File No. 001-38114) and incorporated herein by reference.

4.10	Form of Indenture, between the Registrant and one or more trustees to be named.

4.11*	Form of Note.

4.12*	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.13*	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.14*	Form of Debt Securities Warrant Agreement and Warrant Certificate.

4.15*	Form of Specimen Preferred Stock Certificate and Certificate of Designations of Preferred Stock.

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1*‡	Statement of Eligibility of Trustee under the Indenture.

107	Filing Fees Exhibit.

* To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

‡ To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under the electronic form type “305B2” and in accordance with the requirements of Item 601(b)(25) of Regulation S-K.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bay Harbor Islands, Florida, on December 4, 2024.

AVENUE THERAPEUTICS, INC.

By:	/s/ Alexandra MacLean
Alexandra MacLean, M.D. Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Alexandra MacLean, M.D., and David Jin, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alexandra MacLean Alexandra MacLean, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	December 4, 2024
/s/ David Jin David Jin	Chief Operating Officer and Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 4, 2024
/s/ Jay Kranzler Jay Kranzler, M.D., Ph.D.	Chairman of the Board	December 4, 2024
/s/ Faith Charles Faith Charles	Director	December 4, 2024
/s/ Neil Herskowitz Neil Herskowitz	Director	December 4, 2024
/s/ Curtis Oltmans Curtis Oltmans	Director	December 4, 2024
/s/ Lindsay A. Rosenwald Lindsay A. Rosenwald	Director	December 4, 2024